                                  EXHIBIT 1.4


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. THIS WARRANT (THIS "WARRANT") AND THE WARRANTS OF EVEN DATE HEREWITH (TOGETHER WITH THIS WARRANT, THE "WARRANTS") ARE ISSUED SUBJECT TO THE TERMS OF (A) A SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 24, 1997 ("SECURITIES PURCHASE AGREEMENT"), BY AND BETWEEN QUEEN SAND RESOURCES, INC. AND THE HOLDER OF THIS WARRANT AND (B) A REGISTRATION RIGHTS AGREEMENT, DATED DECEMBER 24, 1997 ("REGISTRATION RIGHTS AGREEMENT"), BY AND BETWEEN QUEEN SAND RESOURCES, INC. AND THE HOLDER OF THIS WARRANT.




WARRANT TO PURCHASE
______ SHARES



                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                           QUEEN SAND RESOURCES, INC.


         THIS CERTIFIES that __________ or any subsequent holder hereof (the "Holder"), has the right to purchase from Queen Sand Resources, Inc., a Delaware corporation (the "Company"), up to _____ fully paid and nonassessable shares of the Company's Common Stock, par value $0.0015 per share (the "Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price (as defined below), at any time beginning on the date on which this Warrant is issued and ending at 5:00 p.m., eastern time, on December 24, 2001 (the "Expiration Date"). This Warrant is issued, and all rights hereunder shall be, subject to all of the conditions, limitations and provisions set forth herein and in the Securities Purchase Agreement.

         1.      Exercise.

         (a) Right to Exercise; Exercise Price. The Holder shall have the right to exercise this Warrant at any time and from time to time up to and including the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the "Warrant Shares"). The "Exercise Price" payable by the Holder in connection with the exercise of this Warrant shall be equal to the Fixed Conversion Price (as defined in the Certificate of Designation described in the Securities Purchase Agreement) in effect on the Exercise Date (as defined below);

provided, however, that if the ADTV (as defined in the Certificate of Designation) for the Common Stock during the period of six (6) months following the Closing Date (as defined in the Securities Purchase Agreement) is less than five hundred and forty thousand dollars ($540,000), the Exercise Price shall be the lesser of (A) the Fixed Conversion Price and (B) the average of the Closing Bid Prices (as defined in the Certificate of Designation) for the Common Stock during the twenty-two (22) Trading Days (as defined in the Certificate of Designation) occurring immediately prior to (but not including) the last day of such six-month period.

         (b) Exercise Notice. In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 11:59 p.m., eastern time, on the date on which the Holder wishes to effect such exercise (the "Exercise Date"), to the Company and to its designated transfer agent for the Common Stock (the "Transfer Agent") a copy of the notice of exercise in the form attached hereto as Exhibit A (the "Exercise Notice") stating the number of Warrant Shares as to which such exercise applies and the calculation therefor. The Holder shall thereafter deliver to the Company the original Exercise Notice, the original Warrant and the Exercise Price. In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to the Company's independent accountant within three (3) business days following the Exercise Date. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) business days following the day on which it received the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

         (c) Cancellation of Warrant. This Warrant shall be canceled upon its exercise and the Holder shall be entitled to receive, as soon as practicable after the Exercise Date, a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant.

         2.      Delivery of Warrant Shares Upon Exercise.

                 Upon receipt of a Exercise Notice pursuant to paragraph 1 above, the Company shall, (A) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) business day following the Exercise Date set forth in such Exercise Notice, (B) in the case of a Cash Exercise (as defined below) no later than the close of business on the earlier to occur of (i) the third (3rd) business day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, and (C) with respect to Warrant Shares which are disputed as described in paragraph 1(b) above, and required to be delivered by the Company pursuant to the accountant's calculations described therein, the date for delivery thereof specified in such paragraph 1(b) (the "Delivery Date"), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. Warrant Shares delivered to the Holder shall not contain any restrictive legend as long as (A) the sale or transfer of such Warrant Shares is covered by an effective Registration Statement and the Holder holding or entitled to receive such Warrant Shares has represented to the Corporation, in the related Exercise Notice or otherwise in writing, that such Holder has resold or transferred such Warrant Shares in accordance with the terms of the

Prospectus relating to such Registration Statement, (B) such Warrant Shares can be sold pursuant to Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act") and a registered broker dealer provides to the Corporation a customary broker's Rule 144 letter and such Holder delivers to the Corporation a customary seller's representation letter and a copy of any Form 144 which may have been required to be filed by such Holder pursuant to Rule 144, or (C) such Warrant Shares are eligible for resale under Rule 144(k) or any successor rule or provision.

         3.      Failure to Deliver Warrant Shares.

                 (a) Exercise Default. In the event that the Company fails for any reason (other than by operation of paragraph 4 below) to deliver to a Holder certificates representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an "Exercise Default"), the Company shall pay to such Holder payments ("Exercise Default Payments") in the amount of (i) (N/365) multiplied by (ii) the aggregate Exercise Price for the Warrant Shares which are the subject of such Exercise Default on the five (5) Trading Days occurring immediately prior to (but not including) the applicable Exercise Date multiplied by (iii) the lower of twenty- four percent (24%) and the maximum rate permitted by applicable law, where "N" equals the number of days elapsed between the original Delivery Date for such Warrant Shares and the date on which all of such Warrant Shares are issued and delivered to such Holder. Amounts payable under this subparagraph 3(a) shall be paid to the Holder in immediately available funds on or before the fifth (5th) business day of the calendar month immediately following the calendar month in which such amount has accrued.

                 (b) Buy-in. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Warrant Shares in connection with an exercise on the applicable Delivery Date (including, without limitation, damages relating to any purchase of shares of Common Stock by such Holder to make delivery on a sale effected in anticipation of receiving Warrant Shares upon exercise, such damages to be in an amount equal to (A) the aggregate amount paid by such Holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such Holder from the sale of the Warrant Shares issued by the Company pursuant to such exercise), and such Holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

                 (c) Reduction of Exercise Price. In the event that a Holder has not received certificates representing the Warrant Shares by the tenth (10th) business day following an Exercise Default, such Holder may, upon written notice to the Company, regain on such business day the rights of a Holder of this Warrant, or part thereof, with respect to the Warrant Shares that are the subject of such Exercise Default, and the Exercise Price for such Warrant Shares shall be reduced by one percent (1%) for each day beyond such 10th business day in which the Exercise Default continues. In such event, such Holder shall retain all of such Holder's rights and remedies with respect to the Company's failure to deliver such Warrant Shares (including without limitation the right to receive the cash payments specified in subparagraph 3(a) above).

                 (d) Holder of Record. Each Holder shall, for all purposes, be deemed to have become the holder of record of Warrant Shares on the Exercise Date of this Warrant, irrespective of the date of delivery of such Warrant Shares. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company.

         4.      Exercise Limitations.

                 In no event shall a Holder be permitted to exercise this Warrant, or part thereof, with respect to Warrant Shares in excess of the number of such shares, upon the issuance of which, (x) the number of shares of Common Stock beneficially owned by such Holder and its affiliates plus (y) the number of shares of Common Stock issuable upon such exercise, would be equal to or exceed (z) 4.99% of the number of shares of Common Stock then issued and outstanding. To the extent that the limitation contained in this paragraph 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by a Holder) shall be in the sole discretion of such Holder, and the submission of an Exercise Notice shall be deemed to be such Holder's determination that this Warrant is exercisable pursuant to the terms hereof, and the Company shall have no obligation whatsoever to verify or confirm the accuracy of such determination. Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this
Section 4.

         5.      Payment of the Exercise Price.

                 The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

         (a)     Cash Exercise: by delivery of immediately available funds.

         (b) Cashless Exercise: by surrender of this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                          X = Y x (A-B)/A

where: X = the number of Warrant Shares to be issued to the Holder.

                          Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

                          A = the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

                          B = the Exercise Price.

For purposes of Rule 144 under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have been commenced, on the Closing Date (as defined in the Securities Purchase Agreement).

         6.      Anti-Dilution Adjustments.

         (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, declare a stock split or distribute to holders of Common Stock as a class rights or warrants entitling them to subscribe for or purchase Common Stock at less than the then current market price thereof (based upon the subscription or exercise price of such rights or warrants at the time of the issuance thereof), then the Holder hereof, upon exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

         (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice at the same time it provides such notice to holders of Common Stock of any transaction described in this Section 6(b).

         (c) Distributions. If the Company shall declare or make any distribution of cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or the immediately preceding year), or any rights to acquire any of the foregoing, to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, including any dividend or distribution in shares of capital stock of a subsidiary of the Company (collectively, a "Distribution"), then, upon an exercise by the Holder occurring after the record date for determining stockholders entitled to such Distribution, the Exercise Price shall be reduced to a price determined by decreasing the Exercise Price in effect immediately prior to the record date of the Distribution by an amount equal to the fair market value of the assets so distributed with respect to each share of Common Stock, such fair market value to be determined by an investment banking firm selected by the Holder and reasonably acceptable to the Company.

         (d) Notice of Consolidation or Merger. If, prior to the exercise of this Warrant in full, there shall be any merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock shall be exchanged for or changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (an "Exchange Transaction"), then the Holder shall (A) upon the consummation of such Exchange Transaction, have the right to receive, with respect to any shares of Common Stock then held by such Holder, or which such Holder is then entitled to receive pursuant to an Exercise Notice previously delivered by the Holder, (and without regard to whether such shares contain a restrictive legend or are freely-tradeable) the same amount and type of consideration (including without limitation, stock, securities and/or other assets) and on the same terms as a holder of shares of Common Stock would be entitled to receive in connection with the consummation of such Exchange Transaction (the "Exchange Consideration"), and (B) upon the exercise of any part of this Warrant occurring subsequent to the consummation of such Exchange Transaction, the Exchange Consideration which such Holder would have been entitled to receive in connection with such Exchange Transaction had such exercise occurred immediately prior to such Exchange Transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares issuable upon an exercise hereof) shall thereafter be applicable as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise of all or any part hereof. The Company shall not effect any Exchange Transaction unless (i) it first gives to the Holder twenty (20) days prior written notice of such Exchange Transaction (an "Exchange Notice"), and makes a public announcement of such event at the same time that it gives such notice and (ii) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of the Company hereunder, including the terms of this subparagraph 6(d), and under the Securities Purchase Agreement and the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

         (e) Exercise Price as Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in paragraph 1 of this Warrant, until the occurrence of an event stated in subsection (a),
(b) or (c) of this paragraph 6, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of each such subsection. No such adjustment under this paragraph 6 shall be made unless such adjustment would change the Exercise Price at the time by two percent (2%) or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this paragraph 6 shall have the effect of increasing the total consideration payable upon exercise of this Warrant in respect of all the Common Stock as to which this Warrant may be exercised.

         (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this
Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this paragraph 6.

         7.      Fractional Interests.

                 No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be rounded up or down to the nearest whole number of shares of Common Stock.

         8.      Transfer of this Warrant.

                 The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as (A) such sale or other disposition is made pursuant to pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws and (B) such sale or other disposition is made to an accredited investor (as such term is defined in Regulation D under the Securities Act). Upon such transfer or other disposition, the Holder shall deliver a written notice to Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the "Transfer Notice"), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred or this Warrant is transferred in parts, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person. Within three (3) business days of receiving a Transfer Notice and the original of this Warrant, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares.

         9.      Benefits of this Warrant.

                 Nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant.

         10.     Loss, theft, destruction or mutilation  of Warrant.

                 Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         11.     Notice or Demands.

                 Except as otherwise provided herein, any notice, demand or request required or permitted to be given pursuant to the terms of this Warrant shall be in writing and shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 5:00 p.m., eastern time, on a business day or, if such day is not a business day, on the next succeeding business day, (ii) on the next business day after timely delivery to a nationally-recognized overnight courier and (iii) on the third business day after deposit in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

         If to the Company:

         Queen Sand Resources, Inc.
         3500 Oak Lawn, Suite 380
         Dallas, Texas 75219-4398
         Attn.:  Chief Executive Officer
         Fax:    214-521-9960


and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

         12.     Applicable Law.

                 This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of New York, without giving effect to conflict of law provisions thereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 24th day of December, 1997.


                                        Queen Sand Resources, Inc.

                                        By:
                                           -------------------------------------
                                        Name:   Robert P. Lindsay
                                        Title:  Chief Operating Officer and
                                                Executive Vice President

                                                            EXHIBIT A to WARRANT

                                EXERCISE NOTICE


         The undersigned Holder hereby irrevocably exercises the right to purchase ________________ of the shares of Common Stock ("Warrant Shares") of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

[ ] (check box if shares of Common Stock have been resold) The undersigned represents that the shares of Common Stock to be issued by the Company hereby have been resold or transferred by the undersigned in accordance with the provisions of the prospectus included in the Registration Statement.

         1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

        a Cash Exercise with respect to                 Warrant Shares; and/or
-------                                 ---------------

        a Cashless Exercise with respect to                Warrant Shares.
-------                                     ---------------


         2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $________________ to the Company in accordance with the terms of the Warrant.

         3. Delivery of Warrant Shares. The Company shall deliver to the Holder _____________ Warrant Shares in accordance with the terms of the Warrant.


Date:
      ------------------------------


------------------------------------
         Name of Registered Holder

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                                            EXHIBIT B to WARRANT

                                TRANSFER NOTICE


FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase ___________shares of the Common Stock of Queen Sand Resources, Inc. evidenced by the attached Warrant.


Date:
      ------------------------------


------------------------------------
         Name of Registered Holder

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


Transferee Name and Address


------------------------------------

------------------------------------

------------------------------------

                     [LETTERHEAD OF HAYNES AND BOONE, LLP]



December 31, 1997



VIA EDGAR TRANSMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Queen Sand Resources, Inc. / Current Report on Form 8-K

Ladies and Gentlemen:

Enclosed for filing, pursuant to the Securities Exchange Act of 1934, as amended, is a Current Report on Form 8-K.

Please contact William L. Boeing at (214) 651-5553 with any questions or comments regarding this filing.

Very truly yours,


/s/ William L. Boeing
---------------------
William L. Boeing

H&B:jmc/enclosures

cc:      Working Group